UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2025

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Commerce Street
Smithfield, VA 23430
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (757) 365-3000
N/A
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SFD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 29, 2025, Smithfield Foods, Inc. (the “Company”) filed its amended and restated articles of incorporation (the “Articles of Incorporation”) with the State Corporation Commission of the Commonwealth of Virginia, and the Articles of Incorporation and its amended and restated bylaws (the “Bylaws”) became effective as of the filing of the Articles of Incorporation. For further information regarding the Articles of Incorporation and the Bylaws, see the descriptions set forth in the section titled “Description of Capital Stock” in the final prospectus, dated January 27, 2025 (the “Prospectus”), relating to the Registration Statement on Form S-1 (File No. 333-284141), as amended, filed with the Securities and Exchange Commission on January 28, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended. These descriptions of the Articles of Incorporation and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and the Bylaws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.
Item 8.01.    Other Events.
On January 29, 2025, the Company completed the initial public offering (the “IPO”) of 26,086,958 shares of its common stock, no par value (“Common Stock”), at a price to the public of $20.00 per share (the “IPO Price”), 13,043,479 shares of which were sold by the Company and 13,043,479 shares of which were sold by the Company’s sole shareholder (the “Selling Shareholder”). The Selling Shareholder has granted the underwriters in the offering an option for 30 days from the date of the Prospectus to purchase up to 3,913,042 additional shares of Common Stock at the IPO Price.
The net proceeds to the Company from the IPO were approximately $234.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Common Stock in the IPO by the Selling Shareholder.
As described in the Prospectus, in connection with the IPO, the Company’s board of directors and its shareholder approved the Smithfield Foods, Inc. Omnibus Incentive Plan (the “Incentive Plan”) and the Smithfield Foods, Inc. Employee Stock Purchase Plan (the “ESPP”) and reserved under those plans a number of shares equal to, respectively, 5.0% and 0.5% of the outstanding shares of the Company immediately following the IPO corresponding to 19,655,635 shares and 1,965,563 shares. For further information regarding the Incentive Plan and the ESPP, see “Executive and Director Compensation―Future Compensation Programs―Smithfield Omnibus Incentive Plan” and “―Smithfield Employee Stock Purchase Plan” in the Prospectus.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Smithfield Foods, Inc., effective as of January 29, 2025.
3.2	Amended and Restated Bylaws of Smithfield Foods, Inc., effective as of January 29, 2025.
10.1†	Smithfield Foods, Inc. Omnibus Incentive Plan.
10.2†	Smithfield Foods, Inc. Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
___________
† Compensatory arrangements for director(s) and/or executive officer(s).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: January 29, 2025	By:	/s/ C. Shane Smith
C. Shane Smith
Chief Executive Officer